As filed with the Securities and Exchange Commission on August 8, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________
Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

875 Howard Street, Suite 100
San Francisco, California 94103
(Address of Principal Executive Offices)

2007 Equity Incentive Plan

(Full Titles of the Plans)
________________
Nick Earl
President and Chief Executive Officer
Glu Mobile Inc.
875 Howard Street, Suite 100
San Francisco, California 94103
(415) 800-6100
(Name and Address of Agent For Service)
________________
Copies to:
Scott J. Leichtner, Esq.
Vice President and General Counsel
Glu Mobile Inc.
875 Howard Street, Suite 100
San Francisco, California 94103

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered (1)	per unit	price	fee
Common Stock, $0.0001 par value	4,600,000 (2)	$4.88(3)	$22,448,000	$2,721

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents an increase in the number of shares available for issuance under the 2007 Equity Incentive Plan. This increase was effective as of June 6, 2019.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, and based upon the average of the high and low sales prices of the Registrant’s common stock as reported by the Nasdaq Global Select Market on August 2, 2019.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Glu Mobile Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 4,600,000 shares of common stock reserved for issuance under its 2007 Equity Incentive Plan. The contents of the following registration statements on Form S-8 filed by the Registrant with the Commission are incorporated by reference in this registration statement on Form S-8:

Registration No.	Plan(s) Covered	Date Filed
333-226704	2007 Equity Incentive Plan	08/08/2018
333-219754	2007 Equity Incentive Plan	08/07/2017
333-206230	2007 Equity Incentive Plan	08/07/2015
333-190544	2007 Equity Incentive Plan	08/09/2013
333-172983	2007 Equity Incentive Plan	03/21/2011
333-165813	2007 Equity Incentive Plan	03/31/2010
333-157959	2007 Equity Incentive Plan	03/18/2009
(Post-Effective
Amendment No. 1)
333-157959	2007 Equity Incentive Plan	03/13/2009
333-149996	2007 Equity Incentive Plan	03/31/2008
333-141487	2007 Equity Incentive Plan	03/22/2007

I - 1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference into this Registration Statement:

(a)	The Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on February 28, 2019;
(b)	The Quarterly Reports on Form 10-Q filed with the Commission on May 10, 2019 and August 8, 2019;
(c)	The Current Reports on Form 8-K filed with the Commission on March 5, 2019 and June 7, 2019; and
(d)

The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8- A filed with the Commission on March 16, 2007 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents.

Item 5. Interests of Named Experts and Counsel.

Scott J. Leichtner, Esq., Vice President and General Counsel of the Registrant, will pass upon the validity of the issuance of the shares of common stock offered by this Registration Statement. As of August 1, 2019, Mr. Leichtner held 194,846 shares of common stock, time-based options to purchase 801,347 shares of common stock (of which options to purchase 548,247 shares are exercisable within 60 days of August 1, 2019), performance-based options to purchase 201,592 shares of common stock, 13,750 restricted stock units (of which 6,875 units will vest within 60 days of August 1, 2019) and 113,050 performance-based restricted stock units.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference, as indicated.

Incorporated by Reference
Exhibit					Filing	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Date	Herewith
4.01	2007 Equity Incentive Plan, as amended and restated on June 6, 2019.	10-Q	001-33368	10.01	08/08/2019

5.01	Opinion of Scott J. Leichtner, General Counsel to Registrant.					X

23.01	Consent of Scott J. Leichtner (included in Exhibit 5.01).					X

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

24.01	Power of Attorney (see Signature Page of this Registration Statement).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 8, 2019.

GLU MOBILE INC.

By:	/s/ Nick Earl
Nick Earl
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nick Earl, Eric R. Ludwig and Scott J. Leichtner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

Principal Executive Officer:

	President and Chief Executive	August 8, 2019
/s/ Nick Earl	Officer, Director
Nick Earl

Principal Financial Officer:

	Executive Vice President, Chief	August 8, 2019
Operating Officer and Chief
/s/ Eric R. Ludwig	Financial Officer
Eric R. Ludwig

Principal Accounting Officer:

/s/ Puneet Kedia	Vice President, Accounting	August 8, 2019
Puneet Kedia

Additional Directors:

/s/ Darla Anderson	Director	August 8, 2019
Darla Anderson

/s/ Eric R. Ball	Director	August 8, 2019
Eric R. Ball

/s/ Gregory Brandeau	Director	August 8, 2019
Gregory Brandeau

/s/ Niccolo de Masi	Executive Chairman	August 8, 2019
Niccolo de Masi

/s/ Ben Feder	Director	August 8, 2019
Ben Feder

	Director	August 8, 2019
Ann Mather

/s/ Hany M. Nada	Director	August 8, 2019
Hany M. Nada

/s/ Benjamin T. Smith, IV	Lead Director	August 8, 2019
Benjamin T. Smith, IV

/s/ Gabrielle Toledano	Director	August 8, 2019
Gabrielle Toledano